Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THIS NOTE IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT ENTERED INTO BY AND AMONG BORROWER (AS DEFINED BELOW), LENDER (AS DEFINED BELOW), AND HERCULES GROWTH CAPITAL, INC., A MARYLAND CORPORATION, DATED JUNE 29, 2017 (THE “SUBORDINATION AGREEMENT”).

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PURSUANT TO TREASURY REGULATION SECTION 1.1275-3, A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 201 MISSION STREET, SUITE 2375, SAN FRANCISCO, CALIFORNIA 94105.

SECURED PROMISSORY NOTE

Effective Date: February 26, 2018	U.S. $2,240,909.00

FOR VALUE RECEIVED, JAGUAR HEALTH, INC., a Delaware corporation (“Borrower”), promises to pay to CHICAGO VENTURE PARTNERS, L.P., a Utah limited partnership, or its successors or assigns (“Lender”), $2,240,909.00 and any interest, fees, charges, and late fees on the Maturity Date in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of eight percent (8%) per annum from the Purchase Price Date until the same is paid in full. This Secured Promissory Note (this “Note”) is issued and made effective as of February 26, 2018 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated February 26, 2018, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $655,909.00. In addition, Borrower agrees to pay $25,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note shall be $1,560,000.00 (the “Purchase Price”), computed as follows: $2,240,909.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1.                                      Payment; Prepayment.

1.1.                            Payment. All payments owing hereunder shall be in lawful money of the United States of America as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2.                            Prepayment. Notwithstanding the foregoing, Borrower shall have the right, exercisable on not less than five (5) Business Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1.2. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Business Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 117.5% (the “Prepayment Premium”) multiplied by the then Outstanding Balance of this Note (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Business Days from the date that the Optional Prepayment Amount was delivered to Lender.

2.                                      Security. This Note is secured by that certain Security Agreement of even date herewith, as the same may be amended from time to time (the “Security Agreement”), executed by Borrower in favor of Lender encumbering all assets of Borrower, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

3.                                      [Reserved].

4.                                      Defaults and Remedies.

4.1.                            Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal or any interest, fees, charges, or any other amount when due and payable hereunder, which default remains uncured for a period of one (1) Business Day; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for thirty (30) calendar days or shall not be dismissed or discharged within sixty (60) calendar days; (c) Borrower generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower which is not dismissed or discharged within sixty (60) calendar days; (g) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section  4.1 and Section 4 of the Purchase Agreement, which default continues for a period of thirty (30) calendar days following notice by Lender to Borrower thereof; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein or in any Transaction Document, is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (j) Borrower effectuates a reverse split of its common stock, $0.0001 par value per share (“Common Stock”) without twenty (20) Business Days prior written notice to Lender (other than such splits effectuated to remain listed with NASDAQ); (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000.00, and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) calendar days unless otherwise consented to by Lender; (l) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement, which default continues for a period of thirty (30) calendar days following the occurrence of the applicable breach; or (m) Borrower breaches any covenant or other term or condition contained in any Other Agreements, which default continues for a period of thirty (30) calendar days following notice by Lender to Borrower thereof. Notwithstanding the foregoing, the cure period set forth in 4.1(b) above shall only apply to the first three (3) occurrences and shall not apply to any occurrences thereafter.

4.2.                            Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may apply the Default Effect and accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (d), (e), (f), (g) or (h) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Outstanding Balance as automatically increased by the Default Effect, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 17% per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity.

5.                                      Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation (except as may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and by general principles of equity) of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6.                                      Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.                                      [Reserved].

8.                                      Borrower Redemptions. Beginning on the Redemption Start Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem a portion of the Note in any amount (such amount, the “Redemption Amount”) by providing Borrower with a notice substantially in the form attached hereto as Exhibit A (each, a “Redemption Notice”, and each date on which Lender delivers a Redemption Notice, a “Redemption Date”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month. Payments of each Redemption Amount will be made in cash or as otherwise mutually agreed upon and will be delivered to Lender on or before the third Business Day immediately following the applicable Redemption Date. Notwithstanding that failure to repay this Note in full by the Maturity Date is an Event of Default, the Redemption Dates shall continue after the Maturity Date pursuant to this Section 8 until the Outstanding Balance is repaid in full.

9.                                      [Reserved].

10.                               [Reserved].

11.                               [Reserved].

12.                               [Reserved].

13.                               Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the reasonable and documented out-of-pocket costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable and documented attorneys’ fees and disbursements.

14.                               Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel

15.                               Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

16.                               Resolution of Disputes.

16.1.                     Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth in the Purchase Agreement.

16.2.                     Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

17.                               Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

18.                               Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

19.                               Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

20.                               Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

21.                               Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

22.                               Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

23.                               Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

24.                               Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

25.                               Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

 [Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

JAGUAR HEALTH, INC.

				By:	/s/ Lisa Conte
				Name:	Lisa Conte
				Title:	President and CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

CHICAGO VENTURE PARTNERS, L.P.

By:	Chicago Venture Management, L.L.C.,
its General Partner

	By:	CVM, Inc., its Manager

		By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Secured Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1.                             “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A2.                             “Business Day” means any day other than a Saturday, Sunday or any day on which banks located in the State of California or Utah are authorized or obligated to close.

A3.                             “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by 17.5%.

A4.                             “Fundamental Transaction” means that, except in connection with the transactions contemplated by the Merger Agreement and the S-4 Transactions, (a) (i) Borrower shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b)  any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A5.                             “Maturity Date” means (a) the date that is eighteen (18) months from the Effective Date if the Redemption Start Condition is satisfied on or before April 1, 2018 or (b) the date that is nine (9) months from the Effective Date if the Redemption Start Condition is not satisfied on or before April 1, 2018.

A6.                             “Merger Agreement” means the Agreement and Plan of Merger, dated March 31, 2017, by and among Napo Pharmaceuticals, Inc., a Delaware corporation, the Company and Napo Acquisition Corporation, a Delaware corporation, as amended.

A7.                             “Merger Closing Date” means the date upon which the merger contemplated by the Merger Agreement is consummated and has become effective.

A8.                             “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A9.                             “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, redemption, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, and any other fees or charges incurred under this Note

A10.                      “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

1

A11.                      “Redemption Start Condition” means that as of April 1, 2018 the Company has raised at least $12,000,000.00 in equity after the Effective Date.

A12.                      “Redemption Start Date” means (a) the date that is seven (7) months from the Effective Date if the Redemption Start Condition is satisfied on or before April 1, 2018 or (b) the date that is six (6) months from the Effective Date if (i) the Redemption Start Condition is not satisfied on or before April 1, 2018 or (ii) at any time after the Effective Date Borrower breaches any of the covenants set forth in Section 4 of the Purchase Agreement.

A13.                      “S-4 Transactions” means any and all transactions individually or in the aggregate and documents and agreements referenced and/or filed as exhibits as disclosed or contemplated in that certain Form S-4 Registration Statement relating to the Borrower and filed with the United States Securities and Exchange Commission on April 18, 2017, as amended, modified or supplemented from time to time.

2

EXHIBIT A

Chicago Venture Partners, L.P.

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Jaguar Health, Inc.	Date:
Attn: Lisa A. Conte, CEO
201 Mission Street, Suite 2375
San Francisco, CA 94105

REDEMPTION NOTICE

The above-captioned Lender hereby gives notice to Jaguar Health, Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Secured Promissory Note made by Borrower in favor of Lender on February   , 2018 (the “Note”), that Lender elects to redeem a portion of the Note as set forth below. In the event of a conflict between this Redemption Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Redemption Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

REDEMPTION INFORMATION

A.                  Redemption Date:             , 201

B.                  Redemption Amount:

C.                  Remaining Outstanding Balance of Note:               *

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Redemption Notice and such Transaction Documents.

[CVP to provide bank information for cash redemption]

Sincerely,

Lender:

CHICAGO VENTURE PARTNERS, L.P.

By:	Chicago Venture Management, L.L.C.,
its General Partner

	By:	CVM, Inc., its Manager

By:
John M. Fife, President

1